UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): May 22, 2014

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

In its Form 8-K filed on June 2, 2014, First Mariner Bancorp (the “Company”) incorrectly reported that it anticipated that on or after June 24, 2014 there would no longer be a trading market for its common stock, par value $.05 per share (the “Common Stock”).  The Company is filing this amended Form 8-K to report that on or after June 24, 2014 the quotation for the Common Stock will be moved to the OTC Pink marketplace.

Item 8.01.    Other Events.

On May 22, 2014, the Financial Industry Regulatory Authority notified the Company that if the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Form 10-Q”) by June 23, 2014, its Common Stock will not be eligible for quotation on the OTC Bulletin Board (the “OTCBB”).  Because it does not anticipate filing its Form 10-Q, the Company anticipates that its Common Stock will be removed the OTCBB on or after June 24, 3014, at which point the Company anticipates that the quotation for the Company’s stock will be moved to the OTC Pink marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: June 6, 2014	By:	/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer